Exhibit 10.5

STOCK PURCHASE AGREEMENT

                This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of December 15, 2004, by and among Ronald S. Boreta (“RBoreta”), Vaso Boreta (“VBoreta”), John Boreta (“JBoreta”), Boreta Enterprises Ltd. (“BEL”), ASI Group LLC (“ASI” and collectively with  RBoreta, VBoreta, JBoreta and BEL, the “Selling Stockholders”) and RFX Acquisition LLC,  a Delaware limited liability company (the “Purchaser”).

WHEREAS, Purchaser proposes to acquire from the Selling Stockholders, and the Selling Stockholders propose to sell to Purchaser, an aggregate of 2,240,397 shares (the “Shares”) of common stock, no par value per share (the “Common Stock”) of Sports Entertainment Enterprises, Inc. (the “Company”);

                WHEREAS, pursuant to that certain purchase agreement dated as of the date hereof (the “Simultaneous Purchase Agreement”), Purchaser, simultaneously herewith, is acquiring from the Company 34,320,124 shares of Common Stock, at a price of $0.10 per share (the “Simultaneous Purchase”);

                WHEREAS, as the result of the efforts of Purchaser, on the date hereof the Company, along with the Purchaser, have become parties to a Contribution and Exchange Agreement (the “Concurrent Contribution Agreement”) with the Promenade Trust, a grantor’s trust organization under the laws of Tennessee (the “Trust”), pursuant to which, among other things, such grantor’s trust will contribute to the Company an interest in certain assets, properties and rights of such grantor’s trust; and

                WHEREAS, the purchase of the Shares by Purchaser is a condition to the consummation of the Simultaneous Purchase, and the purchase of the Shares by Purchaser and the Simultaneous Purchase are conditions to the consummation of the transactions contemplated by the Concurrent Contribution Agreement;

                NOW, THEREFORE, in consideration of the premises and the covenants set forth herein, the parties hereto agree as follows:

ARTICLE I

Purchase of Stock

Section 1.01           Purchase of Shares.  Upon the terms and subject to the conditions set forth herein, Purchaser shall purchase from the Selling Stockholders, and the Selling Stockholders shall sell to Purchaser, an aggregate of 2,240,397 Shares at a price of $0.10 per Share.  The aggregate consideration for such Shares is hereinafter referred to as the “Purchase Price”. The number of Shares sold by each Selling Stockholder, and the amount of proceeds to be received in respect thereof shall be as set forth on Schedule 1.01 attached hereto.

Section 1.02           Closing.

(a)   The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, at 11:00 a.m. local time, on the business day specified by Purchaser which is within thirty (30) days of the date upon which all of the conditions precedent set forth in Articles V and VI of this Agreement are satisfied or waived by the appropriate party hereto (other than those conditions which by their nature are be satisfied at Closing, but subject to the fulfillment or waiver of those conditions).  The actual date of the Closing is herein referred to as the “Closing Date.”

(b)   At the Closing, the Selling Stockholders shall deliver or caused to be delivered to Purchaser the Shares, free and clear of all pledges, claims, liens, charges, encumbrances, adverse claims, mortgages and security interests of any nature or description (collectively, “Liens”). The Selling  Stockholder shall deliver or cause to be delivered to the Purchaser at the Closing  certificates representing the Shares fully endorsed in blank or accompanied by stock powers duly endorsed in blank, in each case in proper form for transfer, with signatures guaranteed by a commercial bank or a member firm of the New York  Stock  Exchange,  Inc.,  and with all stock transfer and any other required documentary stamps affixed thereto.

(c)   At the Closing, Purchaser shall deliver to the Selling Stockholders the Purchase Price, by wire transfer of immediately available funds to the accounts specified by the Selling Stockholders at least two (2) business days prior to the Closing Date.

ARTICLE II

Representations and Warranties of the Selling Stockholders

                The Selling Stockholders hereby make the following representations and warranties to Purchaser as of the date hereof and as of the Closing Date, provided however that each Selling Stockholder is making such representations and warranties solely with respect to himself or itself, and his or its Shares.

Section 2.01           Title.       Each Selling Stockholder has good and marketable title to his or its Shares, free and clear of any Liens. No Selling Stockholder has previously transferred, sold or assigned his or its Shares, or any portion thereof, or any interest therein, to any other person or entity.

Section 2.02           Authorization; No Conflicts.  This Agreement has been duly executed and delivered by each Selling Stockholder and constitutes a legal, valid and binding obligations of such Selling Stockholders, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally creditors’ rights and subject to general principles of equity.

Section 2.03           Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any U.S. Federal, state, local, municipal or foreign governmental authority, quasi-governmental authority (including any governmental agency, commission, public authority, branch, department or official, and any court or other tribunal) or body exercising, or entitled to exercise, any governmentally derived administrative, executive, judicial, legislative, police, regulatory or taxing authority, or any self-regulatory organization, administrative or regulatory agency, commission, tribunal or authority is required on the part of any Selling Stockholder in connection with the execution, delivery or performance of this Agreement and the transactions to be consummated hereby, other than (i) filings required to be made after the Closing under applicable U.S. Federal and state securities or “blue sky” laws (which filings will be made in accordance with such laws), and (ii) compliance with any applicable requirements of the Exchange Act.

Section 2.04           Litigation.  No claim, action, suit or other proceeding is pending or, to each Selling Stockholder’s knowledge, threatened against such Selling Stockholder: (i) which questions the validity of this Agreement or the right of such Selling Stockholder to enter into it or to consummate the transactions contemplated hereby, or (ii) which might, either individually or in the aggregate, have a material adverse effect on, or impair the ability of such Selling Stockholder to perform its obligations hereunder.  No Selling Stockholder is a party to or subject to any writ, order, decree, injunction or judgment of any court, governmental agency or instrumentality, which would impair the performance of its obligations hereunder, and there is no reasonable basis therefor or threat thereof.

Section 2.05           Affiliate Transactions.  Schedule 2.05 sets forth each transaction by and between the Company and any Selling Stockholder between January 1, 1998 and December 31, 2000 that was material to the Company at the time such transaction was consummated, and each transaction by and between the Company and any Selling Stockholder since January 1, 2001, regardless of materiality to the Company (the “Stockholder Transactions”). All Stockholder Transactions listed on Schedule 2.05 (i) were consummated in accordance with all federal, state and local laws pertaining thereto as well in accordance with all SEC rules and regulations, including, without limitation, the Sarbanes-Oxley Act (as applicable), and (ii) have been conducted on an arms’ length basis, on terms no less favorable to the Company than if the transactions were with unaffiliated third parties

Section 2.06           Trading in Stock.  Except as otherwise set forth on Schedule 2.06, since March 31, 2004, no Selling Stockholder, nor any affiliate thereof, has purchased, offered, pledged, sold, contracted to sell, sold any option or contracted to purchase, purchased any option or contracted to sell, granted any option, right or warrant for the sale of, or otherwise acquired, disposed of or transferred any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock.

Section 2.07           Securities Laws.   No Selling Stockholder, nor any affiliate thereof, has engaged in the purchase, sale or other transfer of Company securities, where such transaction was in violation of federal, state or local laws pertaining thereto or any SEC rules and regulations. Each Selling Stockholder has filed all reports required to be filed under SEC rules and regulations in connection with each such purchase, sale or other transfer of Company securities.

Section 2.08           Simultaneous Purchase Agreement. Each Selling Stockholder has reviewed the Simultaneous Purchase Agreement and is not aware of any information or statements of the Company contained therein (including the Schedules attached thereto) or any report, certificate or instrument furnished or to be furnished to Purchaser in connection therewith that contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.

Section 2.09           Disclosures.  No information or statements of the Selling Stockholders contained in this Agreement (including the Schedules attached hereto) or any report, certificate or instrument furnished or to be furnished to Purchaser in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

ARTICLE III

Representations and Warranties of Purchaser

                Purchaser represents and warrants to the Selling Stockholders as of the date hereof and as of the Closing Date as follows:

Section 3.01           Authority.  Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.  Purchaser has full power and authority to enter into and to perform its obligations under this Agreement in accordance with its terms.

Section 3.02           Validity of Agreements.  This Agreement has been duly executed and delivered by Purchaser and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligations of Purchaser enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally creditors’ rights and subject to general principles of equity.

ARTICLE IV

Covenants

Section 4.01           Further Assurances; Reasonable Best Efforts.  Subject to the terms and conditions herein provided and to applicable legal requirements, each of the Selling Stockholders and Purchaser shall cooperate and use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in Articles V and VI are satisfied and to consummate and make effective the transactions contemplated by this Agreement.

Section 4.02           Simultaneous Purchase Agreement. Selling Stockholders shall cooperate and use their reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done and to assist, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to ensure that the Company complies with all obligations set forth in the Simultaneous Purchase Agreement and that the transactions contemplated thereby are consummated.

Section 4.03           Public Announcements.  The initial press release announcing the terms of this Agreement shall be a joint press release.  Thereafter, each Selling Stockholder agrees not to issue any press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Purchaser, unless required by applicable law or any listing agreement with a securities exchange.  Purchaser agrees to provide to the Selling Stockholders for review a copy of any press release or public statement it intends to issue or make with respect to the proposed transactions.

Section 4.04           Notification of Certain Matters.  Purchaser, on the one hand and the Selling Stockholders on the other, shall promptly notify each other of  (a)  any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement or regarding any violation, or alleged violation of law; (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting the Company; (d) the occurrence or non-occurrence of any fact or event which would be reasonably likely (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing or (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects; and (e) any failure of a Selling Stockholder or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

ARTICLE V

Closing Conditions of Purchaser

The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any one or more of which may be waived (but only in writing) by Purchaser (provided that no such waiver shall be deemed to have cured any breach of any representation, warranty or covenant made in this Agreement):

Section 5.01           Representations, Warranties and Covenants of the Selling Stockholders.  (i) All of the representations and warranties made by the Selling Stockholders in this Agreement shall be true and correct, in all material respects, except in the case of representations or warranties that are qualified as to materiality, which shall be true and correct in all respects, as of the date hereof and as of the Closing Date as though made at and as of the Closing Date, except to the extent such representations and warranties expressly speak as of an earlier date;  and (ii)  the Selling Stockholders shall have performed and complied with all agreements and covenants required by this Agreement to be performed by them on or prior to the Closing Date. No information shall have come to the attention of Purchaser that shall cause Purchaser to believe that any of the representations and warranties made by the Selling Stockholders in this Agreement are not true and correct in all respects, as of the date hereof and as of the Closing Date, except to the extent such representations and warranties expressly speak as of an earlier date.

Section 5.02           Consents.  All consents and approvals of, and all filings and registrations with, governmental authorities and other third parties required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained or made by or on behalf of the Selling Stockholders.

Section 5.03           Simultaneous Purchase.  The Simultaneous Purchase shall have been consummated.

Section 5.04           No Litigation or Legislation.  No statute, rule, regulation, decree, ruling or injunction shall have been enacted or entered, and no litigation, proceeding, governmental inquiry or investigation shall be pending or threatened, which challenges, prohibits, restricts or deems inadvisable, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement or restricts or impairs the ability of Purchaser to own an equity interest in the Company.

Section 5.05           No Stockholder Action; No Claim Regarding Stock Ownership.  No stockholder action, suit or proceeding against the Company shall be pending or threatened.  There shall not have been made or threatened by any person any claim asserting that such person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of Shares or any other stock, voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Shares.

Section 5.06           SEC Rules and Regulations.  There shall not have occurred any enactment of any rule or regulation by the SEC which in the reasonable judgment of Purchaser would materially impair the ability of Purchaser to purchase the Shares.

Section 5.07           No Trading Halt.  There shall not have occurred any suspension or limitation in trading in, and minimum prices shall not have been established for, the Company’s Common Stock on the OTC Bulletin Board, and the Company shall not have received any notice threatening the continued quotation of the Common Stock on the OTC Bulletin Board.

Section 5.08           Delivery of the Shares.  The Selling Stockholders shall have delivered the Shares, or caused them to be delivered, to Purchaser.

Section 5.09           The Concurrent Contribution Agreement.  The transaction contemplated by the Concurrent Contribution Agreement shall be consummated substantially at the same time as the Closing.

ARTICLE VI

Closing Conditions of the Selling Stockholders

The obligations of the Selling Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any one or more of which may be waived (but only in writing) by the Selling Stockholders (provided that no such waiver shall be deemed to have cured any breach of any representation, warranty or covenant made in this Agreement):

Section 6.01           Representations, Warranties and Covenants of Purchaser.  (i) All of the representations and warranties made by Purchaser in this Agreement to which it is a party shall be true and correct , in all material respects, except in the case of representations or warranties that are qualified as to materiality, which shall be true and correct in all respects, as of the date hereof and as of the Closing Date as though made at and as of the Closing Date, except to the extent such representations and warranties expressly speak as of an earlier date; (ii) Purchaser shall have performed and complied with all agreements and covenants required by this Agreement to be performed by it on or prior to the Closing Date; and (iii) with respect to clauses (i) and (ii), at the Closing there shall be delivered to the Company a certificate signed by the Chief Executive Officer of Purchaser to the foregoing effect.

Section 6.02           No Litigation or Legislation.  No statute, rule, regulation, decree, ruling or injunction shall have been enacted or entered, and no litigation, proceeding, governmental inquiry or investigation shall be pending or threatened, which challenges, prohibits, restricts or deems inadvisable, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement or restricts or impairs the ability of Purchaser to own an equity interest in the Company.

Section 6.03           Simultaneous Purchase.  The Simultaneous Purchase shall have been consummated.

Section 6.04           Payment of the Purchase Price.  Purchaser shall have delivered the Purchase Price to the Selling Stockholders.

Section 6.05           The Concurrent Contribution Agreement.  Purchaser and the Trust shall not have exercised their joint right under the Concurrent Contribution Agreement to substitute the Company as a party to the transaction contemplated thereby.

ARTICLE VII

Termination

Section 7.01           Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(a)   by the mutual written consent of the Selling Stockholders and Purchaser;

(b)   by Purchaser, if Purchaser is willing and able to close and the Closing Date shall not have occurred on or before the date that is thirty (30) days after the date on which all conditions to closing set forth in Articles V and VI have been satisfied;

(c)   by the Selling Stockholders, if the Selling Stockholders are willing and able to close and the Closing Date shall not have occurred on or before the date that is six (6) months after that after the date on which all conditions to closing set forth in Articles V and VI have been satisfied;

(d)   by Purchaser or the Selling Stockholders if any court or other governmental authority or agency shall have issued, enacted, entered, promulgated or enforced any law, order, judgment, decree, injunction or ruling or taken any other action (that has not been vacated, withdrawn or overturned) restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such law, order, judgment, decree, injunction, ruling or other action shall have become final and non-appealable; provided that the party seeking to terminate pursuant to this Section 7.01(d) shall have used its reasonable best efforts to challenge such law, order, judgment, decree, injunction or ruling;

(e)   by the Selling Stockholders, (i) if there shall have occurred, on the part of Purchaser, a breach of any material representation, warranty, covenant or agreement contained in this Agreement which is not curable or, if curable, is not cured within ten (10) calendar days after written notice of such breach is given by the Selling Stockholders to Purchaser; or (ii) upon the failure of a closing condition set forth in Article VI which is not curable;

(f)    by Purchaser, (i) if there shall have occurred, on the part of any Selling Stockholder, a breach of any representation, warranty, covenant or agreement contained in this Agreement which is not curable or, if curable, is not cured on or prior to the earlier of (x) ten (10) calendar days after written notice of such breach is given by Purchaser to such Selling Stockholder and (y) the date on which all conditions to the consummation of the transactions contemplated hereby not related to such breach have been satisfied, (ii) any Selling Stockholder breaches a covenant in Article IV or (iii) upon the failure of a closing condition set forth in Article V which is not curable; or

(g)   by Purchaser, if Purchaser and the Trust exercise their joint right of substitution under Section 10.3 of the Concurrent Contribution Agreement.

Section 7.02           Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers, members or stockholders, other than pursuant to the provisions of this Section 7.02 and Section 7.03, which shall survive any such termination.  Nothing contained in this Section 7.02 shall relieve any party from liability for any breach of this Agreement.

Section 7.03           Fees and Expenses.

(a)   If the transactions contemplated hereby are not consummated, except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.  If the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement by any party hereto shall be paid by the Company at the Closing.

(b)   In the event that this Agreement is terminated by  Purchaser pursuant to Section 7.01(b) or 7.01(f), the Selling Stockholders, severally or pro rata based on the number of Shares being sold by such Selling Stockholders to Purchaser, shall promptly (and, in any event, within three business days after such termination by Purchaser or, in the case of any termination by the Company, immediately upon such termination) reimburse Purchaser for up to $100,000 of costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (the “Purchaser Termination Reimbursement”).  The Purchaser Termination Reimbursement shall be payable by wire transfer of immediately available funds.

(c)   In the event the Selling Stockholders shall have terminated this Agreement pursuant to Sections 7.01(c) or 7.01(e), Purchaser shall promptly (and, in any event, within three business days after such termination) reimburse the Selling Stockholders for up to an aggregate amount of $100,000 of costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (the “Stockholder Termination Reimbursement”).  The Stockholder Termination Reimbursement shall be payable by wire transfer of immediately available funds.

(d)   The parties hereto agree that the provisions contained in this Section 7.03 are an integral part of the transactions contemplated by this Agreement, that the damages resulting from the termination of this Agreement as set forth in Sections 7.03(b) and (c) of this Agreement are uncertain and incapable of accurate calculation and that the amounts payable pursuant to Sections 7.03(b) and (c) hereof are reasonable forecasts of the actual damages which may be incurred by the parties under such circumstances. The amounts payable pursuant to Sections 7.03(b) and (c) hereof constitute liquidated damages and not a penalty and shall be the sole monetary remedy in the event of termination of this Agreement on the bases specified in such Sections. If either party fails to pay to the other party any amounts due under Sections 7.03(b) and (c), as applicable, in accordance with the terms hereof, the breaching party shall pay the costs and expenses (including legal fees and expenses) of the other party in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment.

Section 7.04           Specific Performance.          Notwithstanding anything set forth above, the Selling Stockholders acknowledge that Purchaser has entered into the Simultaneous Purchase Agreement in reliance upon Selling Stockholder’s covenant to consummate the transactions contemplated hereby upon consummation of the Simultaneous Purchase. The parties hereby agree that, in the event that any Selling Stockholder shall fail to consummate the transactions contemplated hereby (other than in as a result of Sections 7.01(a), 7.01(c) or 7.01(e)) following consummation of the Simultaneous Purchase, then, in addition to any other remedy set forth above, Purchaser shall be entitled to specific performance, and upon demand by Purchaser, such Selling Stockholder shall be required to consummate the transactions contemplated by this Agreement.

ARTICLE VIII

Indemnification; Survival of Representations and Warranties

Section 8.01           Indemnification by the Selling Stockholders.  Each Selling Stockholder agrees to indemnify and hold harmless Purchaser, and its shareholders, directors, officers, employees, agents, affiliates, successors in interest, assigns and representatives (collectively, the “Purchaser Indemnified Parties”)  from and against any and all claims, liabilities, obligations, losses, fines, costs, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses, court costs, expert witness fees and reasonable attorneys’ fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (“Losses”) which may be incurred, directly or indirectly, by any such party as a result of, or based upon or arising from (i) any inaccuracy in or breach of any of the representations and warranties made by such Selling Stockholder pursuant to this Agreement, (ii) any breach or nonperformance of any of the covenants or agreements made by such Selling Stockholder pursuant to this Agreement, (iii) any matter as to which such Selling Stockholder in other provisions of this Agreement has expressly agreed to indemnify Purchaser or (iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incurred in enforcing the indemnity provided by this Section 8.01.

Section 8.02           Cooperation.  The parties shall cooperate in the defense of all third party claims which may give rise to indemnifiable claims hereunder.  In connection with the defense of any claim, each party shall make available to the party controlling such defense any books, records or other documents within its control and access to employees that are reasonably requested in the course of such defense.

Section 8.03           Limitations on Indemnification.  No Selling Stockholder shall be required to indemnify any Purchaser Indemnified Parties under Sections 8.01 unless the aggregate of all amounts for which indemnity would otherwise be payable by such Selling Stockholder exceeds $100,000 (except with respect to any inaccuracy in or breach of the representations and warranties contained in Sections 2.01 and 2.05 with respect to which this threshold shall not apply), and, in such event, the Selling Stockholder shall be responsible for the entire amount.  Each Selling Stockholder’s indemnity obligations under Section 8.01 with respect to any breach of the representations and warranties in Article II hereof (except with respect to any inaccuracy in or breach of the representations and warranties contained in Sections 2.01 and 2.05) shall be limited, in the aggregate, to the amount of Purchase Price received by such Selling Stockholder pursuant hereto.

Section 8.04           Notice to Indemnifying Party.  If any party (the “Indemnified Party”) receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the “Indemnifying Party”) is obligated to provide indemnification pursuant to Section 8.01 pursuant to any other specific indemnification provision contained in this Agreement, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof which notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The failure of a party to give notice under this Section 8.04 shall not relieve any party from liability, unless and to the extent the other party has been materially prejudiced thereby. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) unless a suit shall have been instituted against it and the Indemnifying Party either (i) shall not have undertaken the defense of such suit after notification thereof as provided in Section 8.05 or (ii) is demonstrably unable to undertake the defense of such suit or satisfy the claims arising thereunder.

Section 8.05           Defense by Indemnifying Party.  In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding using counsel of its choice (subject to the approval of the Indemnified Party, which approval may not be unreasonably withheld or delayed) if it (i) acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim and (ii) demonstrates its ability to undertake the defense of such claim or proceeding and satisfy any liabilities resulting therefrom.  The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its reasonable discretion, determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party, the Indemnified Party (or such constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnifying Party, but in no event shall the Indemnifying Party be liable to pay for the costs and expenses of more than one separate firm of attorneys (in addition to any local counsel). If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may settle or defend against such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.  If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third-party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third-party claim in a reasonably prudent manner.

Section 8.06           Survival of Representations and Warranties of the Selling Stockholders.  Notwithstanding any right of Purchaser and the Selling Stockholders to fully investigate the affairs of the other parties hereto and notwithstanding any knowledge of facts determined or determinable by Purchaser or the Selling Stockholders pursuant to such investigation or right of investigation, whether before or after execution and delivery of this Agreement or the Closing, and notwithstanding any waiver of any condition to the Closing, Purchaser and the Selling Stockholders shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties hereto contained in this Agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance or compliance with any covenant or obligation, will not affect the right of indemnification, payment of damages, or other remedy based on such representations, warranties, covenants and obligations.  Except as set forth below, each representation, warranty, covenant and agreement of the Selling Stockholders contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing and investigation at any time made by or on behalf of Purchaser and terminate and expire on the six (6) month anniversary of the Closing Date, unless on or prior to such date Purchaser has delivered to the Company a written notice of a claim with respect to any such representation, warranty, covenant or agreement.  Notwithstanding the foregoing or any other provision in this Agreement, the representations and warranties of the Selling Stockholders contained in Sections 2.01 and 2.05 of this Agreement shall survive the execution and delivery of this Agreement and the Closing and any investigation at any time made by or on behalf of Purchaser indefinitely.

Section 8.07           Non-Survival of Representations and Covenants of Purchaser.  Each representation, warranty, covenant and agreement of Purchaser contained in this Agreement shall terminate upon the Closing.

ARTICLE IX

Miscellaneous

Section 9.01           Amendments and Waivers.  No amendment or waiver of any provision of this Agreement shall be effective with respect to any party unless made in writing and signed by such party. Waiver by any party of any breach or failure to comply with any provision of this

Agreement by any other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of or failure to comply with any other provisions of this Agreement.

Section 9.02           Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or any Selling Stockholder without the prior written consent of Purchaser.  Any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Purchaser without the prior written consent of the Selling Stockholders. Purchaser may purchase the Shares as nominee of its members.

Section 9.03           Entire Agreement.  This Agreement, the Exhibits and Schedules hereto constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all prior agreements or understandings with respect to the subject matter hereof.

Section 9.04           Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

If to Purchaser:

RFX Acquisition LLC
650 Madison Avenue
16th Floor
New York, New York 10022
Facsimile: 212-753-3188
Attention: Howard Tytel, Esq.

with a copy to:

Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Facsimile: (212) 801-6400
Attention: Alan I. Annex, Esq.

If to the Selling Stockholders:

Ronald S. Boreta
Sports Entertainment Enterprises, Inc.
6730 South Las Vegas Boulevard
Las Vegas, Nevada 89119

and

Todd Wilson
ASI Group LLC
6730 South Las Vegas Boulevard
Las Vegas, Nevada 89119

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

Section 9.05           Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Each of the Selling Stockholders and Purchaser irrevocably consents to the exclusive jurisdiction of the Federal and state courts, located in New York County, New York, in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding shall be determined in such courts.  The Selling Stockholders and Purchaser irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.  Nothing herein shall affect the right of Purchaser to serve process in any manner permitted by law.

Section 9.06                           Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.06.

Section 9.07           Arm’s Length Negotiation.                Each party hereto expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed himself or itself of the terms, contents, conditions and effects of this Agreement, (b) said party has relied solely and completely upon his or its own judgment in executing this Agreement, (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement, (d) said party has acted voluntarily and of his or its own free will in executing this Agreement, (e) said party is not acting under duress, whether economic or physical, in executing this Agreement, and (f) this Agreement is the result of arm’s-length negotiations conducted by and among parties and their respective counsel.

Section 9.08           Severability.  If one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

Section 9.09           Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns, and is not for the benefit of, and no provision hereof may be enforced by, any other person or entity.

Section 9.10           Descriptive Headings, etc.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.  All references herein to “Articles,” “Sections” and “Paragraphs” shall refer to corresponding provisions of this Agreement unless otherwise expressly noted.

Section 9.11           Counterparts; Execution and Delivery by Facsimile.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  This Agreement may be executed and delivered by facsimile, with such delivery to be as effective as delivery of an originally executed counterpart hereof, followed promptly by delivery of an originally executed counterpart.

Section 9.12           Certain Definitions.  Certain terms used in this Agreement are defined as follows:

(a)   the term “affiliate,” as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise, and a person shall be deemed to control another person if the controlling person owns 15% or more of any class of voting securities (or other ownership interest) of the controlled person;

(b)   the term “business day” shall mean each day other than a Saturday, Sunday or a day on which commercial banks and national stock exchanges located in New York, New York are closed or authorized by law to close; and

(c)   the term “person” shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

[signature page follows]

                IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the date first above written.

BORETA ENTERPRISES, LTD.

/s/ Ronald S. Boreta
Name:	Ronald S. Boreta
Title:	Managing Member

/s/ Ronald S. Boreta
Ronald S. Boreta

/s/ Vaso Boreta
Vaso Boreta

/s/ John Boreta
John Boreta

ASI GROUP, LLC

By:	/s/ Perry Rogers
Name:	Perry Rogers
Title:	Manager

RFX ACQUISITION LLC

By:	/s/ Robert F.X. Sillerman
Name:	Robert F.X. Sillerman
Title:	Managing Member

Signature Page to Selling Stockholders Purchase Agreement